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                                                                   EXHIBIT 11.0

                           IHOP CORP. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)

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                                                                   Year Ended December 31,
                                                         -----------------------------------------
                                                            1998             1997             1996
                                                         -------          -------          -------
NET INCOME PER SHARE - BASIC

    Weighted average common shares outstanding             9,829            9,596            9,444
                                                         -------          -------          -------
                                                         -------          -------          -------
    Net income available to common shareholders          $26,111          $20,914          $18,604
                                                         -------          -------          -------
                                                         -------          -------          -------
    Net income per share - basic                         $  2.66          $  2.18          $  1.97
                                                         -------          -------          -------
                                                         -------          -------          -------
NET INCOME PER SHARE - DILUTED

    Weighted average common shares outstanding             9,829            9,596            9,444
    Net effect of dilutive stock options
       based on the treasury stock method
       using the average market price                        187              147               79
                                                         -------          -------          -------
               Total                                      10,016            9,743            9,523
                                                         -------          -------          -------
                                                         -------          -------          -------
    Net income available to common shareholders          $26,111          $20,914          $18,604
                                                         -------          -------          -------
                                                         -------          -------          -------
    Net income per share - diluted                       $  2.61          $  2.15          $  1.95
                                                         -------          -------          -------
                                                         -------          -------          -------
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